Exhibit 10.32

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                               ASSET PURCHASE AND

                          AGREEMENT AND PLAN OF MERGER

                          dated as of January 1, 1999,

                                  by and among

               JANUS AMERICAN GROUP, INC., a Delaware corporation,
                            BECK HOSPITALITY INC. II,
                              an Ohio corporation,
                           BECK HOSPITALITY INC. III,
                              an Ohio corporation,
                         LOUIS S. BECK and HARRY YEAGGY

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

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I.     DEFINITIONS.................................................. 1

ARTICLE II.    THE TRANSACTIONS............................................. 7

        2.1.   The Transactions............................................. 7
        2.2.   Closing...................................................... 7
        2.3.   Effective Time of Merger..................................... 7
        2.4.   Certificate of Incorporation of Janus........................ 7
        2.5.   By-Laws of Surviving Corporation............................. 8
        2.6.   Directors and Officers of Surviving Corporation.............. 8
        2.7.   Janus Consideration for the Transactions..................... 8
        2.8.   Assumption of Liabilities.................................... 8
        2.9    Tax Consequences............................................. 8

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS................ 8

        3.1.   Organization and Good Standing............................... 8
        3.2.   Authority; No Conflict....................................... 9
        3.3.   Capitalization...............................................10
        3.4.   Financial Statements.........................................10
        3.5.   Properties; Encumbrances.....................................11
        3.6.   Condition and Sufficiency of Assets..........................12
        3.7.   Accounts Receivable..........................................12
        3.8.   No Undisclosed Liabilities...................................12
        3.9.   Taxes........................................................12
        3.10.  No Material Adverse Change...................................13
        3.11.  Intangible Property..........................................13
        3.12.  Accounts Payable.............................................13
        3.13.  Employee Benefit Plans.......................................13
        3.14.  Insurance....................................................15
        3.15.  Compliance with Legal Requirements;
                Governmental Authorizations.................................15
        3.16.  Legal Proceedings............................................17
        3.17.  Absence of Certain Changes and Events........................18
        3.18.  Contracts; No Default........................................19
        3.19.  Environmental Matters........................................20
        3.20.  Employees....................................................21
        3.21.  Labor Relations; Compliance..................................22
        3.22.  Certain Payments.............................................22
        3.23.  Disclosure...................................................22

        3.24.  Relationships with Related Persons...........................22
        3.25.  Brokers or Finders...........................................23
        3.26.  Acknowledgment Regarding Information Concerning Janus........23
        3.27.  Securities Law Representations...............................23

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF JANUS......................24

        4.1.   Organization and Good Standing...............................24
        4.2.   Authority; No Conflict.......................................25
        4.3    Janus Preferred Stock........................................25

ARTICLE V.     CLOSING CONDITIONS...........................................25

        5.1.   Conditions to Each Party's Obligations Under this Agreement..25
        5.2.   Additional Conditions to Janus' Obligations
                Under this Agreement........................................26
        5.3.   Additional Conditions to Obligations of the Beck
                Entities Under This Agreement...............................27

ARTICLE VI.    COVENANTS OF THE PARTIES.....................................28

        6.1.   Access to Information and Records............................28
        6.2.   Bank Accounts................................................29
        6.3.   Conduct of Business Pending Closing..........................29
        6.4.   Disclosure Letters...........................................30

ARTICLE VII.   TERMINATION..................................................30

        7.1.   Termination Events...........................................30

ARTICLE VIII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................30

ARTICLE IX.    MISCELLANEOUS................................................30

        9.1.   Exhibits and Disclosure Letter of the Beck Entities..........30
        9.2.   Publicity....................................................30
        9.3.   Notices......................................................31
        9.4.   Entire Agreement.............................................31
        9.5.   Waivers and Amendments.......................................32
        9.6.   Expenses.....................................................32
        9.7.   Governing Law................................................32
        9.8.   No Assignment................................................32
        9.9.   Variation in Pronouns........................................32


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

        9.10.  Counterparts.................................................32
        9.11.  Arbitration..................................................33

Exhibits

Exhibit A - Amended and Restated Registration Rights Agreement

                 ASSET PURCHASE AND AGREEMENT AND PLAN OF MERGER

      ASSET PURCHASE AND AGREEMENT AND PLAN OF MERGER, dated as of January 1, 1999, by and among JANUS AMERICAN GROUP, INC., a Delaware corporation ("Janus"), BECK HOSPITALITY INC. II, an Ohio corporation ("Beck II"), BECK HOSPITALITY INC. III, an Ohio corporation ("Beck III"), LOUIS S. BECK ("Beck") and HARRY YEAGGY ("Yeaggy") (Beck and Yeaggy are collectively referred to as the "Sellers").

                                    Recitals:

      A. Janus desires to acquire various hotel properties and hotel management agreements which are owned by Persons controlled by the Sellers and the Sellers desire to cause the sale of the same to Janus.

      B. The parties hereto have determined to cause the acquisition of such properties and agreements by Janus by way of a merger of Beck II with and into Janus, upon the terms and subject to the conditions set forth herein.

      C. It is the intention of the parties that the merger constitute a reorganization within the meaning of Code Section 368(a).

      NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

      "Affiliate" shall mean with respect to any Person, (i) each Person that controls, is controlled by or is under common control with any such Person or any Affiliate of such Person, (ii) each of such Person's officers, directors, joint venturers, members and partners and (iii) such Person's spouse, children, siblings and parents. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly of the power to direct or cause the direction of its management or policies, whether through the ownership of voting interests, by contract or otherwise.

      "Agreement" shall mean this Asset Purchase and Agreement and Plan of Merger, as amended or supplemented from time to time and all exhibits and schedules attached hereto.

      "Beck" shall have the meaning assigned to that term in the preamble of this Agreement.

      "Beck Disclosure Letters" shall mean, collectively the following disclosure letters delivered by the Beck Entities to Janus concurrently with the execution and delivery of this Agreement: the Juno Disclosure Letter (which includes all applicable disclosure for the Trustee); the Beck II Disclosure Letter; the Beckelbe (LLC)/Beckelbe (Corp.) Disclosure Letter; and the Pompano Beach Disclosure Letter.

      "Beckelbe (Corp.)" shall mean Beckelbe, Inc., a Delaware corporation.

      "Beckelbe (LLC)" shall mean Beckelbe, Ltd., an Ohio limited liability company.

      "Beck Entities" shall mean collectively each of Juno, Beck II, Beck III, Beckelbe (LLC), Beckelbe (Corp.) and Pompano Beach.

      "Beck II Entities Financial Statements" shall mean the financial statements described in Section 3.4(b).

      "Beck II" shall have the meaning assigned to that term in the preamble of this Agreement.

      "Beck II Entities" shall mean collectively the Beck Entities with the exception of Beck III.

      "Beck II Merger" shall mean the merger of Beck II with and into Janus described in Section 2.1(a) of this Agreement.

      "Beck III" shall have the meaning assigned to that term in the preamble of this Agreement.

      "Beck III Assumption" shall mean the transaction described in Section 2.1(b) of this Agreement.

      "Closing" shall have the meaning assigned to that term in Section 2.2 of this Agreement.

      "Closing Date" shall mean the date upon which the Closing actually occurs.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Delaware General Corporation Law" shall mean the General Corporation Law of the State of Delaware.

      "Effective Time" shall mean the effective time of the Beck II Merger set forth in the certificates of merger to be filed in the Office of the Delaware Secretary of State and the Office of the Ohio Secretary of State, whichever is filed last.

      "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any


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

kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "Environment" shall mean soil, land surface or subsurface strata, surface waters, groundwater, drinking water supply, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental Law" shall mean any Legal Requirement that requires:

            (a) advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

            (b) preventing or reducing to acceptable levels the release of Hazardous Materials into the environment;

            (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

            (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e) protecting resources, species, or ecological amenities;

            (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials;

            (g) cleaning up Hazardous Materials that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

            (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "Florida Business Corporation Act" shall mean the Business Corporation Act of the State of Florida.

      "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the relevant financial statements were prepared.


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

      "Governmental Authorization" shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" shall mean any:

            (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

            (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Hazardous Materials" shall mean any (i) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14) and (33) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. ss.9601 et seq.) or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R. ss.302), (ii) substance that is designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.1251, 1321(b)(2)(A)) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss.6901, 6921) ("RCRA"); (iv) toxic pollutant that is listed under Section 307(a) of FWPCA; (v) hazardous air pollutant that is listed under Section 112 of the Clear Air Act, as amended (42 U.S.C. ss.ss.7401, 7412); (vi) hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C. ss.ss. 2601, 2606); (vii) source, special nuclear, or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. ss.2011 et seq.); (viii) friable asbestos, asbestos-containing material, or urea formaldehyde; (ix) waste oil and other petroleum products, and (x) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any Environmental Law.

      "HELP" shall mean Hospitality Employee Leasing Program, Inc., an Ohio corporation.

      "Hotels" shall mean, collectively, the Owned Hotels and the Managed
Hotels.

      "Intellectual Property" shall mean patents, trademarks, tradenames, service marks, copyrights, applications for any of the foregoing, together with all other technology, know how, tangible or intangible proprietary information or material and formulae.

      "Janus Common Stock" shall mean the common stock, par value $0.01 per share of Janus.


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

      "Janus Preferred Stock" shall mean the Preferred Stock, Series B, par value $0.01 per share, of Janus.

      "Juno" shall mean The Beck Group of Juno, Inc., an Ohio corporation.

      "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

      "Managed Hotel" shall mean each of the Days Inn, Inner Harbor and the Knights Inn, West Palm Beach, owned by third parties, not Affiliates of Beck and Yeaggy.

      "Management Agreement" shall mean the management agreement for the respective Managed Hotels.

      "Ohio General Corporation Law" means the General Corporation Law of the State of Ohio.

      "Order" shall have the meaning assigned to that term in Section 3.16(b) of this Agreement.

      "Organizational Documents" shall mean (a) the articles or certificates of incorporation and the bylaws or regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement or limited liability company agreement of a limited liability company;
(e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

      "Owned Hotels" shall mean each of the following: (i) the Red Roof Kings Island, the Days Inn King Island, the Days Inn Cambridge and the Best Western Cambridge owned by Beckelbe, (LLC); (ii) the Days Inn East owned by Beck II;
(iii) the Days Inn Pompano Beach owned by Pompano Beach; and (iv) the Holiday Inn Express Juno Beach beneficially owned by Juno, and title to which is in the name of the Trustee .

      "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Pompano Beach" shall mean Motel Associates of Pompano Beach, Inc., a Florida corporation.

      "Proceeding" shall have the meaning assigned to that term in Section 3.16(a) of this Agreement.


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

      "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement between Janus and each Seller, substantially in the form of Exhibit A hereto.

      "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

      "Restructuring Transactions" shall mean the series of transactions described in Schedule I to this Agreement.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Sellers" shall have the meaning assigned to that term in the preamble of this Agreement.

      "Subsidiary" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

      "Tax" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related share or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

      "Transactions" shall mean collectively the Beck II Merger and the Beck III Assumption.

      "Transaction Documents" shall mean each of this Agreement, the Registration Rights Agreements, each certificate of merger and all other documents and instruments executed and delivered or to be executed and delivered in connection with the closing of the Transactions.

      "Trustee" shall mean Louis S. Beck in his capacity as Trustee under that certain Agreement and Declaration of Trust dated June 15, 1987 by Louis S. Beck, trustee and the Beck Group of Juno, a Florida general partnership, as grantor.

      "Yeaggy" shall have the meaning assigned to that term in the preamble of this Agreement.


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

                                   ARTICLE II

                                THE TRANSACTIONS

      2.1. The Transactions. Subject to the terms and conditions of this Agreement, the acquisition by Janus of the respective businesses and assets of the Beck Entities shall be accomplished as follows:

            (a) Merger of Beck II into Janus. At the Effective Time, Beck II shall be merged with and into Janus in accordance with the provisions of Section 252 of the Delaware General Corporation Law and the provisions of Section 1701.79 of the Ohio General Corporation Law, and Janus shall be the corporation surviving the merger. Upon the effectiveness of the Beck II Merger: (i) the separate corporate existence of Beck II shall cease; (ii) Janus shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of Beck II; (iii) all real and personal property, tangible and intangible, of every kind and description, belonging to Beck II shall be vested in Janus without further act or deed; (iv) Janus shall be liable for all the obligations and liabilities of Beck II; and (v) neither the rights of creditors nor any Encumbrances upon the property of Beck II shall be impaired by the Beck II Merger.

            (b) The Beck III Assumption. The parties acknowledge and agree that Beck and Yeaggy are the sole shareholders of each of Beck II and Beck III. As a further inducement for Beck II to engage in the Beck II Merger, on the Closing Date Janus shall assume the following liabilities of Beck III: (i) the Revolving Credit Note dated July 31, 1998 in favor of PNC Bank in the original principal amount of $1,500,000 ($1,500,000 outstanding) and (ii) the Term Note dated July 31, 1998 in favor of PNC Bank in the original principal amount of $1,000,000 ($1,000,000 outstanding). Regardless of the Closing Date, for accounting purposes the Beck III Assumption shall be deemed to have occurred effective January 1, 1999.

      2.2. Closing. The closing of the Transactions (the "Closing") shall take place at the offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, Newark, New Jersey 07102, commencing at 10:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article V, other than conditions with regard to actions of the respective parties which will take place at the Closing itself.

      2.3. Effective Time of Merger. The Beck II Merger shall become effective upon the filing of certificates of merger with the Delaware Secretary of State and the Ohio Secretary of State meeting the requirements of the Delaware General Corporation Law and Ohio General Corporation Law, respectively, or at such later time as the parties agree upon and designate in such filings. Regardless of the Effective Time, for accounting purposes the Beck II Merger shall be deemed to have occurred effective January 1, 1999.

      2.4. Certificate of Incorporation of Janus. The Restated Certificate of Incorporation, as amended of Janus on the Closing Date shall remain in effect as the certificate of incorporation of the corporation surviving the Beck II Merger and shall not be amended as a result of such merger.

      2.5. By-Laws of Surviving Corporation. The By-Laws of Janus on the Closing Date shall remain in effect as the by-laws of the corporation surviving the Beck II Merger and shall not be amended as a result of such merger.

      2.6. Directors and Officers of Surviving Corporation. The directors and officers of Janus on the Closing Date shall continue as directors and officers of Janus.

      2.7. Janus Consideration for the Transactions

            (a) Existing Janus Securities. The Janus Common Stock and the Janus Preferred Stock and all options and warrants to acquire Janus Common Stock which are outstanding at the Effective Time of the Beck II Merger shall be unaffected by the merger.

            (b) The Beck II Merger. All of the shares of the common stock of Beck II issued and outstanding immediately prior to the Effective Time of the Beck II Merger shall, by virtue of such Merger and without any action on the part of the holders thereof, be converted into and exchanged for cash in the amount of $1,908,267 and 6,336.2 shares of Janus Preferred Stock to be issued to the holders of the common stock of Beck II ratably in accordance with their percentage of ownership of such stock.

      2.8 Assumption of Liabilities.

            It is expressly agreed and understood that except for the liabilities assumed in the Beck II Merger by operation of law and the specified liabilities of Beck III in Section 2.1(b) above, Janus is not assuming any liability or obligation of Beck, Yeaggy or any Affiliate of either of them of any kind or nature, whether known or unknown as the Closing Date.

      2.9. Tax Consequences. For federal income tax purposes, the Beck II Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. Janus and Beck II hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers, jointly and severally, represent and warrant to Janus as follows:

      3.1. Organization and Good Standing

            (a) Part 3.1 of the Beck Disclosure Letters contains a complete and accurate list for each Beck Entity of its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder, partner or member, as applicable, and the ownership interest held by each). The Beck II Entities have no Subsidiaries other than the Subsidiaries listed in Part 3.1 of the Beck Disclosure Letters. Each Beck Entity is a corporation, partnership or limited liability company, as applicable, duly organized or formed, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate, partnership or limited liability company power and authority, as applicable, necessary to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each Beck II Entity is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business, assets or financial condition of the Beck II Entities.

            (b) The Sellers have delivered to Janus copies of the Organizational Documents of each Beck Entity, as currently in effect.

            (c) The sole asset of Juno is a 100% beneficial interest in the corpus of a certain trust created by Agreement and Declaration of Trust dated June 15, 1987 by Louis S. Beck as trustee and The Beck Group of Juno, a Florida general partnership, as grantor and original beneficiary. The corpus of said trust consists solely of the Owned Hotel known as the Holiday Inn Express Juno Beach.

      3.2. Authority; No Conflict

            (a) This Agreement constitutes, and each other Transaction Document when executed and delivered, will constitute the legal, valid, and binding obligation of Sellers and the Beck Entities, as applicable, enforceable against Sellers and each Beck Entity, as applicable, in accordance with its terms. Each Seller and each Beck Entity, as applicable, has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its respective obligations under the Transaction Documents.

            (b) Except as set forth in Part 3.2 of the Beck Disclosure Letters, neither the execution and delivery of this Agreement or any other Transaction Documents, nor the consummation or performance of the Transactions will, directly or indirectly:

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Beck Entities, or
(B) any resolution adopted by the board of directors, stockholders, partners or members, as applicable, of any of the Beck Entities;

                  (ii) give any Governmental Body or other Person the right to challenge either Transaction;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Beck Entity or that otherwise relates to the business of, or any of the assets owned or used by any Beck Entity;

                  (iv) cause Janus to become subject to, or to become liable for the payment of, any Tax except for existing Tax liabilities which are assumed as a result of the Beck II Merger;

                  (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract disclosed in Part 3.18(a) of the Beck Disclosure Letters; or

                  (vi) result in the imposition or creation of any Encumbrance upon or with respect to the Management Agreements or any of the assets owned or used by any of the Beck II Entities.

      Except as set forth in Part 3.2 of the Beck Disclosure Letters, neither any Seller nor any Beck Entity is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or any other Transaction Document or the consummation of either of the Transactions, including, without limitation, the transfer of Governmental Authorizations, franchise agreements, the Management Agreements and Intellectual Property rights.

      3.3. Capitalization. The Persons listed in Part 3.1 of the Beck II Disclosure Letter, will be on the Closing Date, the record and beneficial owner and holder of all of the capital stock of Beck II, free and clear of all Encumbrances. On the Closing Date, Beck II will own all of the capital stock of Beckelbe (Corp.) and Juno, and 75% of the capital stock of Pompano Beach, free and clear of all Encumbrances. Except for standard Securities Act legends on the transferability of the shares, no legend or other reference to any purported Encumbrance appears upon any certificate representing the capital stock of Beck II, Pompano Beach or Juno. All of the outstanding shares of capital stock of Beck II, Pompano Beach, Beckelbe (Corp.) and Juno have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part
3.5 of the Beck Disclosure Letters, there are no agreements relating to the issuance, sale, or transfer of any equity securities or other securities of Beck II, Pompano Beach, Beckelbe (Corp.) or Juno. None of the shares of the capital stock of Beck II, Pompano Beach, Beckelbe (Corp.) or Juno have been issued in violation of any preemptive right. On the Closing Date, Beck II will own 98% and Beckelbe (Corp.) will own 2%, of the membership interests of Beckelbe (LLC), free and clear of all Encumbrances, except for an existing pledge in favor of PNC Bank pursuant to Security Agreements dated January 11, 1996. There are no other agreements relating to the issuance, sale or transfer of any ownership interests in Beckelbe (LLC).

      3.4. Financial Statements. Sellers have delivered to Janus the following financial statements, including in each case, as applicable, the notes thereto:

      (a) the audited combined financial statements of the real estate operations of the Beck II Entities for each of the years ending December 31, 1996 and December 31, 1997 together with the report thereon by J.D. Cloud & Co., L.L.P., certified public accountants; and

      (b) an annual operating statement for each Owned Hotel, consisting of a statement of income and cash flows (i) for the last three calendar years or (ii) if less, the period of ownership of the Owned Hotel by Affiliates of the Sellers.

      The financial statements referred to in paragraph (a) above present the financial condition and the results of operations, changes in stockholders' equity and cash flows of the Beck II Entities, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

      3.5. Properties; Encumbrances.

            (a) Part 3.5 of the Beck Disclosure Letters contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by each of the Beck II Entities. Sellers have delivered or made available to Janus copies of the deeds and other instruments (as recorded) by which the Beck II Entities acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Beck Entities and relating to such property or interests. The Beck II Entities own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Owned Hotels or reflected as owned in the books and records of the Beck II Entities, including all of the properties and assets reflected in the Beck II Entities Financial Statements except for personal property sold since the date of such financial statement, in the ordinary course of business). The personal property owned by each of the Beck II Entities is more particularly described in Part 3.5 of the Beck Disclosure Letters. All material properties and assets of the Beck II Entities are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests disclosed in
Part 3.5 of the Beck Disclosure Letters and which secure specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property as disclosed in the title reports for each of the Owned Hotels which are part of Part 3.5 of the applicable Beck Disclosure Letters and, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Beck II Entity and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All Owned Hotels lie wholly within the boundaries of the real property owned by the Beck Entities and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

            (b) Part 3.5 of the Beck II Disclosure Letter contains the following with respect to each Managed Hotel: (i) the term of the applicable Management Agreement and (ii) a summary of the basis upon which the management fees due thereunder are calculated.

      3.6 Condition and Sufficiency of Assets. The buildings, equipment, furnishings and fixtures of the Owned Hotels are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, furnishings and fixtures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and except as set forth in Part 3.6 of the Beck Disclosure Letters. The buildings, equipment, furnishings and fixtures of the Owned Hotels are sufficient for the continued conduct of the Owned Hotels' businesses after the closing of the Transactions in substantially the same manner as conducted prior to the closing of the Transactions.

      3.7. Accounts Receivable. All accounts receivable of each of the Beck II Entities and the Owned Hotels that are reflected on the balance sheet which is part of the Beck II Entities Financial Statements or on the accounting records of each of the Beck II Entities as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Notwithstanding the above, certain of the inter-Beck Entity and Affiliates Accounts Receivable, while representing valid obligations, did not arise from sales actually made or services actually performed. Unless paid prior to the Closing Date, or, in the case of inter-Beck Entity receivables, canceled as of the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Beck II Entities Financial Statements or on the accounting records of each of the Beck II Entities as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Part 3.7 of the Beck Disclosure Letters contains a complete and accurate list of all Accounts Receivable of each of the Beck II Entities as of November 30, 1998, which list sets forth the aging of such Accounts Receivable.

      3.8. No Undisclosed Liabilities. Except as set forth in Part 3.8 of the Beck Disclosure Letters, each of the Beck II Entities has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Beck II Entities Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.

      3.9. Taxes. To the Sellers' knowledge, each of the Beck II Entities has filed or caused to be filed all federal, state and local tax returns and reports that are or were required to be filed by or with respect to it, either separately or, as applicable, as a member of a group of corporations, pursuant to applicable law. The Beck II Entities have delivered to Janus copies of, and
Part 3.9 of the Beck Disclosure Letters contain a complete and accurate list of, all such tax returns relating to income, franchise or sales and use taxes filed with respect to reporting periods beginning on or after January 1, 1996. Each Beck II Entity has paid, or has made provision for the payment of, all Taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by each of the Beck II Entities, except such Taxes, if any, as are listed in Part 3.9 of the Beck Disclosure Letters and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Beck II Entities Financial Statements. Except as set forth in Part 3.9 of the Beck Disclosure Letters, no audit of any tax return of any Beck II Entity is in progress or, to the knowledge of any Beck II Entity, threatened, and no waiver or agreement by any Beck II Entity is in force for the extension of time for the assessment or payment of any Tax. Each of the Restructuring Transactions was effected in a tax-free manner and no Beck II Entity has any liability for taxes resulting therefrom.

      3.10. No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change in the business, operations, properties, assets, or condition of any Beck II Entity, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.11 Intangible Property. Each Beck II Entity owns or is licensed to use, in each case free and clear of any Encumbrance, all Intellectual Property rights that are necessary and material to the business of the Owned Hotels as currently conducted. Part 3.11 of the Beck Disclosure Letters lists all patents, trademarks, trade names, service marks, copyrights and applications included in the Intellectual Property. Except as set forth in Part 3.11 of the Beck Disclosure Letters, no Beck II Entity has received a notice of any claims by any person, (i) against the use by any Beck II Entity or any Owned Hotel of any trademarks, trade names, technology, know-how or process necessary and material for the operation of the business of any Beck II Entity or any Owned Hotel as currently conducted or presently contemplated, or (ii) challenging or questioning the validity of effectiveness of any of the Intellectual Property of any Beck II Entity or any Owned Hotel.

      3.12. Accounts Payable. Except as set forth in the schedule of the Beck II Entities accounts payable as at November 30, 1998 which is Part 3.12 of the Beck Disclosure Letters, other than inter-Beck II Entity accounts payable and there are no accounts payable of any Beck II Entity in excess of $10,000 as at said date which have been past due and payable in accordance with their terms for more than 60 days.

      3.13. Employee Benefit Plans.

      (a) Part 3.13 of the Beck Disclosure Letters sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by each of the Beck II Entities, to which each Beck II Entity is a party, or under which each Beck II Entity has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) as a result of the Restructuring Transactions or otherwise in respect of, or which otherwise cover or benefit, any of the current or former employees of each Beck II Entity or predecessors of the Beck II Entities, or their beneficiaries (hereinafter individually referred to as "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans"). Each Beck II Entity has delivered or made available to Janus true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the Employee Benefit Plans.

      (b) Except for the Employee Benefit Plans identified in Part 3.13 of the Beck Disclosure Letters, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No Employee Benefit Plan to which any Beck II Entity or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code. For purposes of this Section 3.13, the term "ERISA Affiliate" shall mean a trade or business (whether or not incorporated) which is under common control with any Beck II Entity within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

      (c) No Beck II Entity maintains nor has maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and no Beck II Entity has made representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. No Beck II Entity either maintains or has maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

      (d) Except as set forth in Part 3.13 of the Beck Disclosure Letters, each Employee Benefit Plan described therein is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits), or, threatened, against any Employee Benefit Plan or any fiduciary thereof and the applicable Beck II Entity has performed all material obligations required to be performed by it thereunder, and is not in default under or in violation of, any Employee Benefit Plan, in any material respect, and each Beck II Entity is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the Employee Benefit Plans, including, without limitation, ERISA and the Code. With respect to each Employee Benefit Plan, each Beck II Entity has delivered or made available to Janus true and complete copies of the following documents where applicable: (i) the most recent annual report (Form 5500 series) and accompanying schedules filed with the IRS, any financial statement and opinion required by Section 103(a)(3) of ERISA; (ii) the most recent determination letter issued by the IRS and any outstanding request for a determination letter;
(iii) the most recent summary plan description and all modifications; and (iv) the text of each Employee Benefit Plan and of any trust, insurance or annuity contract maintained in connection therewith. Neither the Beck II Entities nor any other "party-in-interest", as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any Employee Benefit Plan, any Beck II Entity or Janus or any officer, director, partner or employee of any Beck II Entity or Janus or any fiduciary of any Employee Benefit Plan to a material penalty or excise tax imposed under
Section 502(i) of ERISA and Section 4975 of the Code.

      (e) Except as set forth in Part 3.13 of the Beck Disclosure Letters, no Beck II Entity is a party to any agreement to provide nor does any Beck II Entity have an obligation to provide (except pursuant to Section 162(k) of the Code with respect to tax years beginning before January 1, 1989 and Section 4980B of the Code thereafter) any individual, or such individual's spouse or dependent, with any benefit following his or her retirement or termination of employment, nor his or her spouse, any dependent or any beneficiary subsequent to his or her death, with retirement, medical or life insurance or any benefit under any employee pension benefit plan and any employee welfare benefit plan. Each Beck II Entity has complied with all its obligations under Section 162(k) and Section 4980B of the Code.

      3.14. Insurance. Part 3.14 of the Beck Disclosure Letters lists all material policies or binders of fire, liability (including product liability), worker's compensation, vehicular, casualty, title or other insurance held by or on behalf of each of the Beck II Entities and each Owned Hotel (specifying the insurer, the policy number or covering note number with respect to binders, the amount of coverage thereunder and describing each pending claim thereunder other than routine claims for coverage under a group medical plan insurance policy). Such policies and binders are in full force and effect. No Beck II Entity, or predecessor of any Beck II Entity as a result of the Restructuring Transactions, has failed to give any material notice or present any material claim under any such policy or binder in a due and timely fashion. Except for claims set forth in Part 3.14 of the Beck Disclosure Letters and routine medical claims, there are no outstanding unpaid claims under any such policy or binder. No Beck II Entity has received a notice of cancellation or non-renewal of any such policy or binder and, there is no material inaccuracy in any application for any such policy or binder, failure to pay premiums when due or other similar state of facts which would form the basis for termination of any such insurance. Part
3.14 of the Beck Disclosure Letters contains a brief description of the Beck II Entities and their predecessors' general liability loss history under the policies of insurance therein listed.

      3.15. Compliance with Legal Requirements; Governmental Authorizations

            (a) Except as set forth in Part 3.15 of the Beck Disclosure Letters:

                  (i) To the Sellers' knowledge, each of the Beck II Entities and each Owned Hotel is, and at all times since December 31, 1997, has been, in compliance with each Legal Requirement, including, without limitation, the Americans with Disabilities Act and liquor licensing laws, that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) To the Sellers' knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Beck II Entity or any Owned Hotel of, or a failure on the part of any Beck II Entity or any Owned Hotel to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Beck II Entity or any Owned Hotel to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) neither the Beck II Entities nor any Owned Hotel has received, at any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of either any Beck II Entity or any Owned Hotel to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

The foregoing representations and warranties set forth in Section 3.15(a) are not intended to cover those matters specifically addressed by Sections 3.9, 3.13, 3.19 and 3.21.

            (b) Part 3.15 of the Beck Disclosure Letters contains a complete and accurate list of each Governmental Authorization that is held by each of the Beck II Entities or any Owned Hotel or that otherwise relates to the business of, or to any of the assets owned or used by any of the Beck II Entities or any Owned Hotel. Each Governmental Authorization listed or required to be listed in
Part 3.15 of the Beck Disclosure Letters is valid and in full force and effect. Except as set forth in Part 3.15 of the Beck Disclosure Letters:

                  (i) To the Sellers' knowledge, each of the Beck II Entities and each Owned Hotel is, and at all times since December 31, 1997 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.15 of the Beck Disclosure Letters;

                  (ii) To the Sellers' knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.15 of the Beck Disclosure Letters, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.15 of the Beck Disclosure Letters;

                  (iii) neither any of the Beck II Entities nor any Owned Hotel has received, at any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.15 of the Beck Disclosure Letters have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to each Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except to the extent noncompliance could not be expected to have a material adverse effect on the Owned Hotels' operations in accordance with past practice.

            (c) The Governmental Authorizations listed in Part 3.15 of the Beck Disclosure Letters collectively constitute all of the Governmental Authorizations necessary to permit each of the Beck II Entities to conduct lawfully and operate their respective businesses, including, without limitation, the ownership and operation of the Owned Hotels, in the manner it currently conducts and operates such businesses and to permit each of the Beck II Entities to own and use its assets in the manner in which it currently owns and uses such assets, except to the extent noncompliance could not be expected to have a material adverse effect on the Owned Hotels' operations in accordance with past practice.

            (d) Each of the Owned Hotels is in compliance with all federal, state and local zoning, subdivision, use and building codes except to the extent noncompliance could not be expected to have a material adverse effect on the Owned Hotels' operations in accordance with past practice.

      3.16. Legal Proceedings.

            (a) Except as set forth in Part 3.16 of the Beck Disclosure Letters, there is no pending litigation or judicial, administration or arbitration proceeding or known investigation (each a "Proceeding"):

                  (i) that has been commenced by or against any of the Beck II Entities or any predecessor of the Restructuring Transactions or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Beck II Entities or any Owned Hotel; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Transactions.

            To the knowledge of the Sellers, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Each of the Beck Entities has delivered to Janus copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.16 of the Beck Disclosure Letters. The Proceedings listed in Part 3.16 of the Beck Disclosure Letters will not have a material adverse effect on the business, operations, assets, condition, or prospects of any of the Beck Entities.

            (b) Except as set forth in Part 3.16 of the Beck Disclosure Letters:

                  (i) there is no decision, injunction, judgment, order, or ruling by any Court, administrative agency, other Governmental Body or by any arbitrator (each, an "Order") to which any Beck II Entity or any Owned Hotel, or any of the assets owned or used by any of the Beck II Entities, is subject;

                  (ii) The Sellers are not subject to any Order that relates to the Management Agreements or to the business of, or any of the assets owned or used by, any of the Beck II Entities or any Owned Hotel; and

                  (iii) no officer, director, agent or employee of any of the Beck II Entities is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of the Beck II Entities or any Owned Hotel.

            (c) Except as set forth in Part 3.16 of the Beck Disclosure Letters:

                  (i) Each of the Beck II Entities is, and at all times since December 31, 1997, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any of the Beck II Entities, or any of the assets owned or used by any of the Beck II Entities is subject; and

                  (iii) None of the Beck II Entities has received, at any time since December 31, 1997, any notice or other communication (whether oral or written) from any Governmental Body regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Beck II Entities, any Owned Hotel or any of the assets owned or used by any of the Beck II Entities, any Owned Hotel, is or has been subject.

      3.17 Absence of Certain Changes and Events. Except as set forth in Part
3.17 of the Beck Disclosure Letters, since December 31, 1997, the business of the Beck II Entities, the predecessors of the Beck II Entities (prior to the Restructuring Transactions), and the Owned Hotels have been conducted only in the ordinary course of business and there has not been any:

            (a) payment or increase of any bonuses, salaries, or other compensation to any employee of the Beck II Entities, except for the payment of bonuses consistent with past practice, or entry into any employment, severance, or similar contract with any director, officer or employee;

            (b) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any of the Beck II Entities or any Owned Hotel;

            (c) damage to or destruction or loss of any asset or property of any of the Beck II Entities or any Owned Hotel, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any Owned Hotel;

            (d) entry into, termination of, or receipt of notice of termination of (i) any license, franchise, joint venture, credit, or similar agreement, or
(ii) any contract or transaction involving a total remaining commitment by or to any of the Beck II Entities or any Owned Hotel of at least $15,000;

            (e) mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of any of the Beck II Entities or any Owned Hotel;

            (f) cancellation or waiver of any claims or rights with a value in excess of $15,000; or

            (g) agreement, whether oral or written, by any of the Beck II Entities or any Owned Hotel to do any of the foregoing.

      3.18. Contracts; No Defaults.

      (a) Except for any contract, agreement or understanding that was entered into in the ordinary course of business that (i) has a term, or remaining term, of less than one year, or (ii) involves less than $15,000 or (iii) can be canceled on thirty days or less notice without penalty, Part 3.18 of the Beck Disclosure Letters contains a complete and accurate list, and each of the Beck II Entities has delivered to Janus true and complete copies (if in writing), of:

            (i) each contract that involves the provision of rooms or the performance of other services by any of the Beck II Entities or any Owned Hotel of an amount or value in excess of $15,000;

            (ii) each contract that involves performance of services or delivery of goods or materials to any of the Beck II Entities of an amount or value in excess of $15,000;

            (iii) each contract that was not entered into in the ordinary course of business and that involves expenditures or receipts by any of the Beck II Entities in excess of $15,000;

            (iv) each lease, rental or occupancy agreement (other than short-term room rentals in the ordinary course of business) and other contracts affecting the ownership of or leasing of any real or personal property;

            (v) each franchise agreement and each licensing agreement or other contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including agreements with current employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property rights;

            (vi) each collective bargaining agreement and other contract to or with any labor union or other employee representative of a group of employees;

            (vii) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by or with any other Person;

            (viii) each contract containing covenants that in any way purport to restrict the business activity of any of the Beck II Entities or limit the freedom of any of the Beck II Entities to engage in any line of business or to compete with any Person;

            (ix) each contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

            (x) each power of attorney that is currently effective and outstanding;

            (xi) each contract for capital expenditures in excess of $15,000;

            (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any of the Beck II Entities other than in the ordinary course of business; and

            (xiii) each contract pursuant to which any of the Beck II Entities is obligated to pay money in excess of $15,000 in any one year including any note or loan agreement and any document securing the payment of such funds including any mortgage or security agreement.

      (b) Except as set forth in Part 3.18 of the Beck Disclosure Letters, and except as enforceability may be limited by principals of bankruptcy and insolvency law and general principals of equity each contract identified or required to be identified in accordance with paragraph (a) above, is in full force and effect and is valid and enforceable in accordance with its terms.

      (c) Except as set forth in Part 3.18 of the Beck Disclosure Letters, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any of the Beck II Entities, Beck III or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify either Management Agreement or any contract identified in Part 3.18 of the Beck Disclosure Letters.

      (d) Each of the Beck II Entities is in full compliance in all material respects with its obligation to maintain any reserves in accordance with the agreements identified pursuant to clause (xiii) of paragraph (a) above.

      3.19. Environmental Matters. Except as set forth in part 3.19 of the Beck Disclosure Letters and to the knowledge of the Sellers:

            (a) Each of the Beck II Entities and each Owned Hotel is in material compliance with all Environmental Laws. The Sellers have no basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any real property or leaseholds now or previously occupied by any of the Beck II Entities or any Owned Hotel, of any actual or potential violation or failure to comply with any Environmental Law, or of any action or threatened obligation to undertake or bear the cost of any environmental health, and safety liabilities with respect to any properties or assets (whether real, personal, or mixed) in which any of the Beck II Entities has had an interest, or with respect to any property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any of the Beck II Entities, any Owned Hotel, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (b) There are no pending or, to the knowledge of the Sellers, threatened claims, encumbrances, or other restrictions of any nature, resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any properties and assets (whether real, personal, or mixed) in which any of the Beck II Entities or the predecessors of the Beck II Entities (prior to the Restructuring Transactions) has or had an interest.

            (c) There has been no Release or, to the knowledge of the Sellers, threat of Release, of any Hazardous Materials in violation of Environmental Law at or from any locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed or from or by any other properties and assets (whether real, personal, or mixed) in which any of the Beck II Entities or the predecessors of the Beck II Entities (prior to the Restructuring Transactions) has or had an interest.

            (d) There are no above ground or underground storage tanks located on any real estate owned or leased by any of the Beck II Entities.

            (e) There is no friable asbestos-containing material within any Owned Hotel.

            (f) Copies of all environmental reports in possession of, or performed on behalf of, any of the Beck II Entities or the Sellers and pertaining to any Owned Hotel have been provided to Janus.

      3.20. Employees.

            (a) Part 3.20 of the Beck Disclosure Letters contains a complete and accurate list of the following information for each employee of each of the Beck II Entities or any Person (other than HELP) with respect to whom any of the Beck II Entities has an obligation to reimburse a third party for the compensation of such person: employee or person; name; job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan.

      (b) No employee of any of the Beck II Entities is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or person and any other Person ("Proprietary Rights Agreement") that in any way adversely effects or will affect (i) the performance of his duties as an employee of any of the Beck II Entities, or (ii) the ability of any of the Beck II Entities to conduct its business, including any Proprietary Rights Agreement with the Sellers by any such employee or key person. To the knowledge of the Sellers, no key employee of any Beck II Entity intends to terminate his employment or relationship with such Beck II Entity.

      (c) Pursuant to a Client Service Agreement between Beck Hospitality, Inc., an affiliate of the Beck Entities, and HELP, the management, operation and maintenance of all of the Hotels is provided totally and exclusively by employees of HELP.

      3.21. Labor Relations; Compliance. None of the Beck II Entities nor HELP has ever been nor is a party to any collective bargaining or other labor contract. Since December 31, 1997, there has not been, there is not presently pending or existing, and to the Sellers' knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) except as set forth in Part 3.21 of the Beck Disclosure Letter, any proceeding against or affecting any Beck II Entity relating to the alleged violation of any requirement of law pertaining to labor relations or employment matters, including any charge or complaint filed by any employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organization activity, or other labor or employment dispute against or affecting any of the Beck II Entities, or its premises, or (c) any application for certification of a collective bargaining agent. To the Sellers' knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Beck II Entity, and no such action is contemplated by any of the Beck II Entities. Each of the Beck II Entities and HELP has complied in all material respects with all requirements of law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. None of the Beck II Entities nor HELP is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however, designated, for failure to comply with any for the foregoing requirements of law.

      3.22. Certain Payments. Neither of the Sellers, nor any of the Beck II Entities, nor any director, officer, agent, or employee of any of the Sellers or the Beck II Entities or to the Sellers' knowledge, any other Person associated with or acting for or on behalf of any of the Sellers or the Beck II Entities, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any of the Beck II Entities, or (iv) in violation of any requirement of law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of any of the Beck II Entities.

      3.23. Disclosure. No representation or warranty of any of the Beck II Entities or the Sellers in this Agreement and no statement in the Beck Disclosure Letters omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      3.24. Relationships with Related Persons. Except as disclosed in Part 3.24 of the Beck Disclosure Letters, neither the Sellers nor any Affiliate of the Sellers has, or since December 31, 1997, has had, (i) any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the businesses of any of the Beck II Entities, (ii) an equity interest or any other financial or other profit interest in, a Person that has (A) had business dealings or a material financial interest in any transaction with any Beck II Entity (other than business dealings or transactions conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms), or (B) engaged in competition with any Beck II Entity (a "Competing Business") in any market served by such Beck II Entity except for the ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

      3.25. Brokers or Finders. Neither any of the Beck II Entities nor the Sellers nor their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      3.26. Acknowledgment Regarding Information Concerning Janus. Beck and Yeaggy as a group, are major stockholders of Janus and its Chairman and Vice Chairman of the Board, respectively. As such, they have full access to all information regarding Janus and its business as they deem necessary for the purpose of entering into this Agreement and closing the Transactions.

      3.27. Securities Law Representations. Each Seller represents and warrants as to himself as follow:

                  (a) The Seller is an accredited investor (under the qualifications set forth in paragraph (g) below) and is able to bear the economic risk of an investment in the Janus Preferred Stock, including the loss of his entire investment.

                  (b) The Seller has prior substantial investment experience, including investments in non-registered securities, and recognizes the highly speculative nature of an investment in the Janus Preferred Stock.

                  (c) The Seller has been afforded the opportunity to ask questions of, and receive answers from, directors and executive officers of Janus concerning Janus and the terms and conditions of the offering of the Janus Preferred Stock pursuant to this Agreement. The Seller has been furnished with all information and all documents which he has requested.

                  (d) Neither the offer nor the sale of the Janus Preferred Stock is being registered under the Securities Act or the securities laws of any state. The Janus Preferred Stock is being offered and sold in reliance on exemptions from registration under the Securities Act and the various state securities laws for transactions not involving any public offering. Accordingly, none of the Janus Preferred Stock can be sold, assigned, bequeathed, exchanged, pledged, hypothecated or otherwise transferred (each individually a "Transfer") by the Seller unless and until each is registered under the Securities Act and the securities laws of each applicable state or an exemption from registration pursuant to the Securities Act and such laws is available to the Seller.

                  (e) Janus is relying on exemptions from the various federal and state securities laws which depend, in part, upon the Seller's investment intent and upon the information the Seller has set forth in this Section 3.27. This Agreement is delivered to Janus by the Seller with the understanding and intent that Janus will rely on the information contained in this Section 3.27 and with such Seller's consent to such reliance.

                  (f) The Janus Preferred Stock is being acquired by the Seller for the Seller's own account for investment and not for distribution or resale or fractionalization thereof or reselling thereof or any part thereof within the meaning of the Securities Act other than in compliance therewith or in accordance with an exemption therefrom. The Seller will not transfer any of the Janus Preferred Stock unless it is registered under the Securities Act and the securities laws of each applicable state or unless an exemption from each such registration is available for such Transfer. The Seller has adequate means of providing for the Seller's current needs and possible personal and business contingencies and has no need for liquidity of his investment in the Janus Preferred Stock.

                  (g) The Seller is a natural person who has a net worth or joint net worth with the Seller's spouse in excess of $1,000,000; had an individual income in excess of $200,000 in each of the two most recent years or a joint income with the Seller's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and the Seller is an officer and/or director of Janus.

                  (h) The Seller understands the meaning and legal consequences of the foregoing representations and warranties in this Section 3.27, which are true and correct as of the date hereof and will be true and correct as of the date of the Seller's purchase of the Janus Preferred Stock subscribed for herein. Each such representation and warranty shall survive such purchase.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF JANUS

      Janus represents and warrants to each of Beck II, Beck III and to the Sellers as follows:

      4.1. Organization and Good Standing. Janus is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Janus is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      4.2. Authority; No Conflict.

            (a) This Agreement constitutes, and each other Transaction Document when executed and delivered, will constitute the legal, valid, and binding obligation of Janus, enforceable against Janus in accordance with its terms. Janus has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its respective obligations under the Transaction Documents.

            (b) Neither the execution and delivery of this Agreement or any other Transaction Documents, nor the consummation or performance of the Transactions will, directly or indirectly:

                  (i) contravene, conflict with, or result in a violation of (A) any provision of its Organizational Documents, or (B) any resolution adopted by its board of directors or stockholders;

                  (ii) give any Governmental Body or other Person the right to challenge any Transaction;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Janus or that otherwise relates to the business of, or any of the assets owned or used by Janus;

                  (iv) cause Janus to become subject to, or to become liable for the payment of, any Tax;

                  (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Janus.

            Except for the approval of the Transactions by the stockholders of Janus, Janus will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or any other Transaction Document or the consummation of any of the Transactions.

      4.3 Janus Preferred Stock. The shares of Janus Preferred Stock to be issued to the Sellers pursuant to this Agreement will, at the time of issuance, be duly authorized and validly issued.

                                    ARTICLE V

                               CLOSING CONDITIONS

      5.1. Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to close the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Approval. This Agreement and the Transactions shall have been approved in the manner required by applicable law.

            (b) Suits and Proceedings. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Transactions. In the event any such order or injunction shall have been issued, the parties agree to use their reasonable efforts to have any such injunction lifted.

            (c) Governmental Body Approval. All consents, authorizations, orders and approvals of or filings or registrations with any Governmental Body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers.

            (d) Inter-Company Obligations. All of the inter-company accounts receivable and accounts payable between the Beck II Entities and Persons affiliated with the Sellers other than the Beck II Entities shall have been satisfied, or provision for their satisfaction shall have been made, on terms and conditions mutually acceptable to Janus and the Sellers.

      5.2. Additional Conditions to Janus' Obligations Under this Agreement. In addition to the conditions set forth in Section 5.1 above, the obligation of Janus to close the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Third-Party Consents. The Sellers shall have furnished to Janus the consent of each of the lenders to the Beck II Entities to the applicable Transaction and all other consents of third parties referred to in Part 3.2 of the Beck Disclosure Letters. Such consents shall provide for, in the case of Juno, the merger following the Effective Time, of such corporation with and into a limited liability company of which Janus is the sole member.

            (b) Management Agreements. The Persons owning the Managed Hotels shall have consented to the sale and assignment of the applicable Management Agreements to Janus.

            (c) HELP Agreement; Computel Agreement. The agreements dated April 23, 1997 between each of HELP and Computel Systems, Inc. shall have amended, as necessary, to take into account the Hotels which are the subject of the Transactions.

            (d) Fairness Opinion. Janus shall have received an opinion from Paine Webber Incorporated that the consideration being paid by Janus in connection with the Transactions is fair to the stockholders of Janus from a financial point of view.

            (e) Opinions of Counsel. Janus shall have received the opinion of Dinsmore & Shohl as to matters pertaining to the Beck Entities and the Sellers and matters of Ohio law in form and substance satisfactory to Janus.

            (f) Tax Opinion. Janus shall have received the opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, in form and substance satisfactory to Janus to the effect that the Beck II Merger will be treated as a reorganization described in Section 368(a) of the Code.

            (g) Representations. The representations and warranties of each of the Beck Entities and the Sellers contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Closing Date with the same force and effect as though made on and as of such date. Each of the Beck Entities and the Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such date, and Sellers and each of the Beck Entities shall have delivered to Janus a certificate, executed by its principal executive officer and principal financial officer, dated such date to the foregoing effect.

            (h) Release of Certain Mortgage. First National Bank shall have released its mortgage on the Days Inn, East.

            (i) Modification of Certain Lien. PNC Bank shall have modified the terms of its security interest in the membership interest of Beckelbe (LLC) and the Owned Hotel Days Inn East to exclude as secured indebtedness all indebtedness that will not be liabilities of Janus after giving effect to this transaction.

            (j) Title Insurance. There shall have been issued polices of insurance, insuring the title to each of the Owned Hotels (with the exception of the Days Inn East), in form and substance satisfactory to Janus and its counsel.

            (k) No Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Beck II Entities, taken as a whole, that would have or reasonably be likely to have a material adverse effect on their respective business, properties or assets.

            (l) Liquidity; Working Capital. The Owned Hotels shall have working capital in the form of cash or cash equivalents of at least $70,000 in the aggregate.

      5.3. Additional Conditions to Obligations of the Beck Entities Under this Agreement. In addition to the conditions set forth in Section 5.1 above, the obligation of Sellers and each of the Beck Entities to close the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Representations. The representations and warranties of Janus contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Closing Date with the same force and effect as though made on and as of such date. Janus shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such date, and Janus shall have delivered to each of the Beck Entities a certificate, executed by its President dated such date to the foregoing effect.

            (b) Opinion of Counsel. The Sellers shall have received the opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, counsel for Janus, in form and substance satisfactory to the Sellers.

            (c) Tax Opinion. The Sellers shall have received the opinion of Grant Thornton, in form and substance satisfactory to the Sellers to the effect that the Beck II Merger will be treated as a reorganization described in Section 368(a) of the Code.

            (d) No Adverse Change. From the date of this Agreement through the Closing date, there shall not have occurred any change in the financial condition, business or operations of Janus and its Subsidiaries, taken as a whole, that would have or reasonably be likely to have a material adverse effect on the business, property or assets of Janus.

            (e) Registration Rights Agreement. Janus shall have executed and delivered a Registration Rights Agreement with each of the Sellers.

            (f) Amendment of Certificate of Designations. The Board of Directors of Janus shall have amended the Certificate of Designation, Rights and Preferences of the Janus Preferred Stock to increase the number of authorized shares.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

      6.1. Access to Information and Records.

                  (a) During the period from the date hereof to the Closing Date, the Sellers shall cause the Beck Entities to give Janus, its counsel, accountants and other authorized representatives, reasonable access during normal business hours to all of its properties, books, records, contracts and other documents and, with the prior consent of such party (which shall not be unreasonably withheld), to its salaried personnel, if any; and the Sellers shall furnish or cause to be furnished to Janus and its representatives all information with respect to its business and affairs as such other party may reasonably request.

                  (b) Any investigation conducted by Janus pursuant to this
Section 6.1 shall be so conducted as not to interfere unreasonably with the business operations of the Beck Entities and its relationships with its employees, customers and suppliers. No such investigation by Janus shall affect or be deemed to modify any representation or warranty made by the Sellers.

                  (c) During the period from the date hereof to the Closing Date, Janus will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from the Sellers in connection with this Agreement or the Transactions, unless (i) such information is already known to Janus or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Transactions are not consummated, each of the parties will return or destroy as much of such written information as the other parties may reasonably request.

      6.2. Bank Accounts. Not less than ten (10) days prior to the anticipated Closing Date, each of the Beck Entities shall provide to Janus a list of each bank in which each of the Beck Entities has an account or safe deposit box, together with the name and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, specifying the amounts that each such person is authorized to draw therefrom.

      6.3. Conduct of Business Pending Closing. The Sellers agree that from the date hereof until the Closing Date, except as otherwise approved in writing by all parties:

                  (a) Maintain Business and Organization. Each of the Beck Entities will carry on its business in the ordinary course consistent with past practice, and to the extent consistent therewith, will use its reasonable best efforts to maintain and preserve its business organization intact and to maintain its current relationships with suppliers, employees and others having business relationships with them.

                  (b) No Material Contracts. No contract or commitment will be entered into, and no purchase of supplies and no sale of assets (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of any party hereto, except (i) contracts or commitments for the purchase of, materials and supplies made in the ordinary course of business consistent with past practice,
(ii) contracts or commitments for the provision of services in the ordinary course of business consistent with past practice, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business consistent with past practice which are not material to such party.

                  (c) Capital Expenditures. No Beck II Entity shall make any capital expenditures or commitments therefor, in excess of $25,000 for any single item or $75,000 in the aggregate for additions to property, plant or equipment, or agree to make any such expenditures or commitments, except pursuant to existing expenditure or commitment programs in a manner consistent with the performance of such programs to date, and except in the case of an unforeseen emergency or as may be required by any franchiser of the Owned Hotels.

                  (d) No Dividends. Beck II will not declare or pay any dividend or make any other distribution in respect of its capital stock or ownership interests; directly or indirectly, redeem, purchase or otherwise acquire any of its own stock, or grant any options or other rights to acquire ownership interests.

                  (e) No Corporate Changes. None of the Beck II Entities will amend its Organizational Documents or make any changes in its authorized or issued capital stock.

                  (f) Indebtedness. None of the Beck II Entities will create any indebtedness, other than short-term indebtedness incurred in the ordinary course of business consistent with past practices.

                  (g) Maintenance of Insurance. Each of the Beck II Entities will use its best efforts, consistent with past practice and prudent business judgment, to maintain all of the insurance held by it and the Hotels in effect as of the date hereof.

      6.4. Disclosure Letters. The Sellers shall have a continuing obligation to promptly notify Janus in writing with respect to any matter arising or discovered after the date of execution of this Agreement, which matter, if existing or known at the date hereof, would have been required to be set forth or described in Beck Disclosure Letters.

                                   ARTICLE VII

                                   TERMINATION

      7.1. Termination Events. This Agreement may be terminated by mutual consent of Janus and the Sellers.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      No representations, warranties, covenants and obligations in this Agreement, in any Beck Disclosure Letter, in any other Transaction Document or in any other certificate or document delivered pursuant to this Agreement, will survive the closing of the Transactions, with the exception of the representations and warranties of the Sellers in Section 3.27.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1. Exhibits and Disclosure Letter of the Beck Entities. The Exhibits to this Agreement, and the Beck Disclosure Letters are a part of this Agreement as if set forth in full herein.

      9.2. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by both Janus and the Sellers.

      9.3. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or telecopied or if mailed, two days after the date of mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

            (i)   if to the Sellers or the Beck Entities to:

                  Beck Summit Hotel Management Group
                  8534 E. Kemper Road
                  Cincinnati, Ohio 45249
                  Attention: Charles Thornton, Esq.
                  Telephone: (513) 489-1955
                  Fax: (513) 419-1224

                  with a copy to:

                  Dinsmore & Shohl
                  1900 Chemed Center
                  255 E. Fifth Street
                  Cincinnati, Ohio 45202
                  Attention: Thomas J. Sherman, Esq.

                  Telephone: (513) 977-8215
                  Fax: (513) 977-8575

                  if to Janus to:

                  Janus American Group, Inc.
                  2300 Corporate Boulevard, N.W., Suite 232
                  Boca Raton, Florida 33431-8596
                  Attention: James E. Bishop
                  Telephone: 561-994-4800
                  Fax: 561-997-5331

                  with a copy to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                  One Riverfront Plaza
                  Newark, New Jersey 07102-5497
                  Attention: Frank E. Lawatsch, Jr., Esq.
                  Telephone: (973) 596-4500
                  Fax: (973) 639-6249

      9.4. Entire Agreement. This Agreement (including all Exhibits, and the Beck Disclosure Letters) contains the entire agreement among the parties with respect to the Transactions and all transactions related thereto, and supersedes all prior agreements or understandings, written or oral, with respect thereto.

      9.5. Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by all parties or, in the case of a waiver, signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      9.6. Expenses. All expenses (including, without limitation, legal fees and expenses, fees of brokers and advisors and investment bankers and fees and expenses of accountants) incurred in connection with the transactions contemplated hereby will be borne by the party incurring such expenses.

      9.7. Governing Law. Except insofar as the Ohio General Corporation Law shall apply to the Beck II Merger, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

      9.8. No Assignment. This Agreement is not assignable except by operation of law.

      9.9. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9.11. Arbitration. The parties hereby agree that any dispute regarding the rights and obligations of any party under this Agreement must be resolved by arbitration pursuant to this Section 9.11 Within seven (7) days of any party's written notice to the other of its desire to submit any dispute to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, the parties may submit the matter to mandatory and binding arbitration with the Center for Public Resources ("CPR"). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the "Panel"). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

      Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, Janus shall select one arbitrator and the Sellers shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than eleven (11) candidates. Such list shall include a brief statement of each candidate's qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within ten (10) days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.

      This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason. If the rules of the CPR differ from those of this Section 9.11, the provisions of this Section 9.11 will control. The costs of arbitration shall be shared by the parties.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties by duly authorized representatives, on the date first above written.


                                JANUS AMERICAN GROUP, INC.

                                By:  /s/  James E. Bishop
                                     ----------------------
                                     Name:  James E. Bishop
                                     Title: President


                                BECK HOSPITALITY INC. II

                                By:  /s/  Louis S. Beck
                                     --------------------
                                     Name:  Louis S. Beck
                                     Title: President


                                BECK HOSPITALITY INC. III

                                By:  /s/  Louis S. Beck
                                     --------------------
                                     Name:  Louis S. Beck
                                     Title: President

                                     /s/ Louis S. Beck
                                     --------------------
                                     LOUIS S. BECK

                                     /s/ Harry Yeaggy
                                     -------------------
                                     HARRY YEAGGY

                                   Schedule I

                   [Description of Restructuring Transactions]